For Further Information:

Heather Wietzel,  616-233-0500

investorrelations@peakresorts.com

For Immediate Release

Peak Resorts Reports Results for Third-Quarter and Nine-Months FY2016

Comments on Revenue Outlook and Dividend

Wildwood, Missouri, March 15, 2016 – Peak Resorts, Inc. (NASDAQ:SKIS), a leading owner and operator of high-quality, individually branded ski resorts in the U.S., today reported results for its fiscal 2016 third quarter and nine months ended January 31, 2016.

•	Hunter Mountain, the most recent addition to the resort portfolio, made positive contributions to visits, revenue and cash flow following the close of that transaction in early January.
•	Due to the late start to the ski season and challenging weather conditions in both regions, total skier and tuber visits declined 23 percent through January 31, 2016, compared with last year.
•	In light of year-to-date results, management now expects full-year fiscal 2016 revenue will be down 10 percent to 12 percent from the $104.9 million reported in fiscal 2015.

Timothy D. Boyd, president and chief executive officer, commented, “This year’s ski season got off to a late and very choppy start due to unseasonably warm weather in both our Northeast and Midwest regions. The newly acquired Hunter Mountain resort contributed to visits, revenues and cash flow in January, but the effect of the poor weather conditions was simply too much to overcome in the third quarter. With an average start to the fourth quarter, we now expect full-year revenue will be down from last year.”

(dollars in thousands except per share data)	Three months ended January 31,		Nine months ended January 31,
	2016	2015	2016	2015

Revenues	$38,667	$45,985	$50,254	$57,811
Earnings (Loss) from operations	$8,833	$14,498	$(9,005)	$(1,465)
Net Earnings (Loss)	$3,700	$3,269	$(10,267)	$(11,634)
Loss per share (basic and diluted)	$0.26	$0.27	$(0.73)	$(1.76)
Weighted average shares outstanding	13,982	11,971	13,982	6,627
Reported EBITDA	$11,196	$16,949	$(1,729)	$3,911

*  See below for Definitions of Non-GAAP Measures

Boyd added, “The strategic value of the Hunter Mountain transaction, as well as the benefit of the timing of the close, were clearly reflected in the positive contribution this addition to our portfolio made to our third-quarter results. We continue to expect additional value-add acquisitions will be part of our roadmap for growth, and will look for opportunities to time the transactions to our best advantage. Importantly, Hunter Mountain is offering us a variety of new options to drive skier and tuber visits in future years. For example, we recently announced that we are leveraging its addition to our resort portfolio with the introduction of the Peak Pass, a unique and affordable multi-resort product for skiers and riders in the Northeastern U.S. We believe the Peak Pass is a great upgrade to our selection of spring season passes, which typically are marketed to encourage purchases before April 30.”

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Boyd turned to a discussion of the company’s pending EB-5 project, “In 2014, we initiated an EB-5 debt offering to raise funds for Phase 1 of the development planned for our Mount Snow ski resort. Currently, we have in escrow the $52 million in funds raised for Phase 1, beginning with the West Lake project. We will be able to release all of the committed funds from escrow when the United States Citizenship and Immigration Services approves the first investor’s related I-526 Petition. Based on the USCIS timeline originally anticipated, over the past year we invested more than $12 million in the project construction. We will be reimbursed for that spending when the committed funds are released from escrow. Our advisors continue to indicate that there are no areas of concern in the USCIS approval process and attribute the delay to a growing review backlog at the USCIS.”

Boyd added, “The slower-than-expected timeline for approval of our EB-5 project has resulted in cash balances that are lower than we had anticipated. Our board of directors, while committed to the dividend as a means of rewarding shareholders, is closely monitoring the EB-5 project status and continually evaluating the first dividend for fiscal 2017 in that context.”

Three- and Nine-Month Resort Operating Results

Stephen J. Mueller, Peak Resorts’ chief financial officer, noted, “The 2015/2016 ski season got off to a late start with challenging weather conditions throughout our regions.  As a result, total revenue declined for both the three- and nine-month periods, reflecting a 23 percent overall decline in skier and tuber visits. The effect of the decrease in visits was partially offset by price increases implemented at the resorts and the contribution of Hunter Mountain, beginning when that transaction closed on January 6, 2016.  Nine-month 2016 revenue also benefited from higher summer revenue compared with the prior nine months.”

Mueller added, “We have further tightened expense and cash management across our resort portfolio this winter. Labor and labor-related expenses were essentially flat for both the three- and nine-month periods, reflecting labor cost savings due to the late start to the season that were offset by Hunter Mountain expenses in January. Reduced expenses in the retail and food and beverage areas reflected the lower skier and tuber visits  while the decline in power and utility costs reflected fewer snowmaking hours, with each partially offset by Hunter Mountain expenses in January.”

(dollars in thousands)	Three months ended January 31,		Nine months ended January 31,
	2016	2015	2016	2015

Revenues
Lift and tubing tickets	$20,717	$24,652	$20,717	$24,666
Food and beverage	$5,972	$7,415	$8,913	$11,145
Equipment rental	$3,354	$4,066	$3,354	$4,066
Ski instruction	$3,384	$3,970	$3,384	$3,970
Hotel/lodging	$2,080	$2,358	$4,855	$5,038
Retail	$2,133	$2,622	$2,588	$3,090
Other	$1,027	$902	$6,443	$5,836
Total	$38,667	$45,985	$50,254	$57,811

(dollars in thousands)	Three months ended January 31,		Nine months ended January 31,
	2015	2014	2015	2014

Resort operating expenses
Labor and labor related expenses	$13,858	$13,836	$26,411	$26,425

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Retail and food and beverage cost of sales	$3,426	$4,331	$4,693	$5,861
Power and utilities	$2,478	$3,245	$3,726	$4,725
Other	$5,584	$5,786	$11,507	$11,784
Total	$25,346	$27,198	$46,336	$48,795

Financial Position Supports Strategy

Mueller noted, “The balance sheet changed substantially in the third quarter following the purchase of Hunter Mountain, with a significant increase in property and equipment reflected in total assets at quarter end of $315.5 million. Total debt at January 31, 2016, rose to $125.8 million, reflecting $21.0 million for the first mortgage on Hunter Mountain and another $15.5 million borrowed against our $20 million acquisition line of credit.  Interest expense for the nine months totaled $8.1 million, although the quarterly run rate for interest expense beginning in the fourth quarter will be in the range of $3.1 million to $3.5 million.  Even including Hunter Mountain, we keep a close eye on spending and now expect capital expenditures for routine maintenance for fiscal 2016 to be in the range of $6.0 million to 6.5 million.

“At January 31, 2016, we had $11.5 million of cash and cash equivalents on the balance sheet, compared with $16.8 million at April 30, 2015, and $20.9 million at January 31, 2015.  This year’s level reflected both lower Reported EBITDA and the investments we made while awaiting the release of the EB-5 funds from escrow. For the first nine months of fiscal 2016, dividend payments were $5.7 million, and we made an additional dividend payment of $1.9 million on February 24, 2016,” Mueller added.

Richard K. Deutsch, vice president, business and real estate development, added, “As previously announced, we began work last summer on the West Lake project at Mount Snow, investing more than $12 million in the construction. When work on that project was paused, as required, for the winter, it was about 50 percent complete. The related worksites require little attention until we are prepared to resume full-scale work, which we will do just as soon as the $52 million in funds are released from escrow.”

Quarterly Investor Call and Webcast

Peak Resorts will hold its third-quarter investor conference call/webcast on Tuesday, March 15, at 9 a.m. ET.

The call/webcast will be available via:

Webcast:ir.peakresorts.com on the Events page

Conference Call:877-292-0959 (domestic) or 412-542-4158 (international)

A replay will be available on the Peak Resorts website (ir.peakresorts.com) after the call concludes.

About Peak Resorts

Headquartered in Missouri, Peak Resorts is a leading owner and operator of high-quality, individually branded ski resorts in the U.S. The company now operates 14 ski resorts primarily located in the Northeast and Midwest, 13 of which are company owned, including Hunter Mountain, the Catskills' premier winter resort destination.

The majority of the resorts are located within 100 miles of major metropolitan markets, including New York City, Boston, Philadelphia, Cleveland and St. Louis, enabling day and overnight drive accessibility. The resorts under the company's umbrella offer a breadth of activities, services and amenities, including skiing, snowboarding, terrain parks, tubing, dining, lodging, equipment rentals and sales, ski and snowboard instruction and mountain biking and other summer activities. To learn more, visit the

Peak Resorts, Inc.Page 4 of 4

company’s website at ir.PeakResorts.com, or follow Peak Resorts on Facebook (https://www.facebook.com/skipeakresorts) for resort updates.

Peak Resorts, Inc.Page 5 of 5

Definitions of Non-GAAP Measures

Reported EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”). The company defines Reported EBITDA as net income before interest, income taxes, depreciation and amortization, gain on sale/leaseback, investment income, other income or expense and other non-recurring items. The following table includes a reconciliation of Reported EBITDA to net loss:

	Three months ended		Nine months ended
	January 31		January 31
	2016 (1)	2015	2016 (1)	2015

Net earnings (loss)	$3,700	$3,269	$(10,267)	$(11,634)
Income tax (benefit)	2,415	2,090	(6,564)	(7,438)
Interest expense, net	2,802	4,224	8,080	12,864
Defeasance fee paid with debt restructure	-	5,000	-	5,000
Depreciation and amortization	2,558	2,451	7,471	7,065
Investment income	-	(1)	(4)	(7)
Gain on involuntary conversion	(195)	-	(195)	-
Gain on sale/leaseback	(84)	(84)	(250)	(250)
Non-routine legal and settlement of lawsuit, net	-	-	-	(1,689)
	$11,196	$16,949	$(1,729)	$3,911

(1)	The results of Hunter Mountain have been included in the reconciliation since January 6, 2016, the date of acquisition.

We have chosen to specifically include Reported EBITDA as a measurement of our results of operations because we consider this measurement to be a significant indication of our financial performance and available capital resources. Because of large depreciation and other charges relating to our ski resorts, it is difficult for management to fully and accurately evaluate our financial results and available capital resources using net income. Management believes that by providing investors with Reported EBITDA, investors will have a clearer understanding of our financial performance and cash flow because Reported EBITDA: (i) is widely used in the ski industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary by company primarily based upon the structure or existence of their financing; (ii) helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating structure; and (iii) is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for planning.

Items excluded from Reported EBITDA are significant components in understanding and assessing financial performance or liquidity. Reported EBITDA should not be considered in isolation or as alternative to, or substitute for, net income, net change in cash and cash equivalents or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Reported EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Reported EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Forward Looking Statements

This news release contains forward-looking statements regarding the future outlook and performance of Peak Resorts, Inc., within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties are discussed under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended April 30, 2015, filed with the Securities and Exchange Commission (the “SEC”), and as updated from time to time in the company’s filings with the SEC.  Peak Resorts undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Consolidated Income Statements

(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended January 31,		Nine months ended January 31,
	2016	2015	2016	2015

Revenues	$38,667	$45,985	$50,254	$57,811
Costs and Expenses
Resort operating expenses	25,346	27,198	46,336	48,795
Depreciation and amortization	2,558	2,451	7,471	7,065
General and administrative expenses	1,104	1,046	3,069	3,079
Land and building rent	357	351	1,033	1,065
Real estate and other taxes	664	441	1,545	1,372
	30,029	31,487	59,454	61,376
Other Operating Income
Gain on settlement of lawsuit	-	-	-	2,100
Gain on involuntary conversion	195	-	195	-

Earnings (Loss) from Operations	8,833	14,498	(9,005)	(1,465)

Other Income (expense)
Interest, net of interest capitalized of $83 and $279 in 2016 and $101 and $387 in 2015	(2,802)	(4,224)	(8,080)	(12,864)
Defeasance fee paid with debt restructure		(5,000)		(5,000)
Gain on sale/leaseback	84	84	250	250
Investment income	-	1	4	7
	(2,718)	(9,139)	(7,826)	(17,607)

Earnings (Loss) before income tax benefit	6,115	5,359	(16,831)	(19,072)
Income tax (benefit)	2,415	2,090	(6,564)	(7,438)
Net Income (Loss)	$3,700	$3,269	$(10,267)	$(11,634)

Basic and diluted earnings (loss) per share	$0.26	$0.27	$(0.73)	$(1.76)

Cash dividends declared per common share	$0.2750	$0.1091	$0.4124	$0.1091

Peak Resorts, Inc.Page 7 of 7

Consolidated Balance Sheets

(dollars in thousands)

	(Unaudited)
	January 31,	April 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$11,461	$16,849
Restricted cash balances	55,520	37,519
Income tax receivable	6,564	-
Accounts receivable	1,458	1,639
Inventory	3,585	1,583
Deferred income taxes	970	970
Prepaid expenses and deposits	2,704	1,930
	82,262	60,490
Property and equipment-net	183,838	143,944
Land held for development	37,534	35,780
Other assets	11,908	1,326
	$315,542	$241,540
Liabilities and Stockholders' Equity
Current liabilities
Acquisition line of credit	$15,500	$-
Accounts payable and accrued expenses	23,205	8,218
Accrued salaries, wages and related taxes and benefits	2,168	927
Unearned revenue	16,661	8,606
EB-5 investor funds in escrow	52,004	30,002
Current portion of deferred gain on sale/leaseback	333	333
Current portion of long-term debt and capitalized lease obligation	2,738	999
	112,609	49,085
Long-term debt	118,168	97,569
Capitalized lease obligation	4,972	1,494
Deferred gain on sale/leaseback	3,262	3,511
Deferred income taxes	11,543	8,831
Other liabilities	585	612
Commitments and contingencies
Stockholders' Equity
Common stock, $.01 par value, 20,000,000 shares authorized, 13,982,400 shares issued	140	140
Additional paid-in capital	82,538	82,538
Accumulated Deficit	(18,275)	(2,240)
	64,403	80,438
	$315,542	$241,540